Exhibit (h)(3)

EXHIBIT A

Amended June 26, 2020

to the

FUND ADMINISTRATION AND ACCOUNTING AGREEMENT

Dated July 16, 2009 between

ADVISORSHARES TRUST

and

THE BANK OF NEW YORK MELLON

Series of AdvisorShares Trust:

AdvisorShares Dorsey Wright ADR ETF

AdvisorShares Ranger Equity Bear ETF

AdvisorShares FolioBeyond Smart Core Bond ETF

AdvisorShares DoubleLine Value Equity ETF

AdvisorShares STAR Global Buy-Write ETF

AdvisorShares Newfleet Multi-Sector Income ETF

AdvisorShares Sage Core Reserves ETF

AdvisorShares Focused Equity ETF

AdvisorShares Vice ETF

AdvisorShares Dorsey Wright Micro-Cap ETF

AdvisorShares Dorsey Wright Short ETF

AdvisorShares Pure Cannabis ETF

AdvisorShares Dorsey Wright FSM US Core ETF

AdvisorShares Dorsey Wright FSM All Cap World ETF

AdvisorShares Dorsey Wright Alpha Equal Weight ETF

AdvisorShares Pure US Cannabis ETF

ADVISORSHARES TRUST

By:	/s/ Dan Ahrens
Name:	Dan Ahrens
Title:	Secretary and Treasurer

THE BANK OF NEW YORK MELLON

By:	/s/ Patrick Griffin
Name:	Patrick Griffin
Title:	Vice President